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                                                                   EXHIBIT 10.14


                    AMENDMENT TO HILTON HOTELS CORPORATION'S
                      RETIREMENT BENEFIT REPLACEMENT PLAN



         The Retirement Benefit Replacement Plan (the "Replacement Plan") of Hilton Hotels Corporation (the "company") is hereby amended effective April 1, 1994, in the following particulars:

         1. Section 2.2 of the Replacement Plan is amended by adding the following to the end of the section:

         "Earnings in any calendar year, commencing with 1994, in excess of $800,000 shall be disregarded in determining an individual's "earnings." This limitation shall be applied after any adjustments referred to above or in the retirement plan. This $800,000 limitation shall not be applied to earnings in any year prior to 1994."

         2. The following new Section 5.11 is hereby added to the Replacement Plan:

         "5.11 Suspension of Distributions. Effective April 1, 1994, the initial distributions described in subsection 5.1, the subsequent distributions described in subsection 5.2, the guaranteed rate distributions described in subsection 5.7 and the tax gross up distributions described in Section 5.9 shall not be made unless and until there is a Change in Control. Following a Change in Control, any such distributions which were not made because of the adoption of this subsection 5.11 shall be made as soon as administratively feasible according to the provisions of this Section 5."